Exhibit 5.1.1


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852


   TEL (212) 715-7787                                          47, Avenue Hoche
   FAX (212) 715-8047                                             75008 Paris
                                                                    France


                                         July 29, 2002


Greg Manning Auctions, Inc.
775 Passaic Avenue
West Caldwell, NJ 07006


                  Registration Statement on Form S-3
                  ----------------------------------

Ladies and Gentlemen:

            We have acted as counsel to Greg Manning Auctions, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a post-effective amendment to registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Act"), in connection with the registration under the Act of the resale of up to an aggregate of 627,500 shares of the Company's common stock, par value $.01 per share (the "Stock"), owned by the selling shareholders named in the Registration Statement.

            In connection with the registration of the Stock, we have examined the registration statement on Form S-3, File No. 333-32642 (the "Original Registration Statement"), related to the resale of up to 1,030,604 shares of Common Stock. We have also reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.

            Based upon the foregoing, we are of the opinion that the Stock has been validly issued, fully paid and non-assessable.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

            We note that a partner of this firm is a member of the board of directors and a shareholder of the Company.

                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP
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